Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the “Agreement”) is entered into by and between NEDAK Ethanol, LLC, a Nebraska limited liability company, (the “Borrower”), and Arbor Bank, a Nebraska banking corporation (the “Lead Lender”) with the intent and agreement that this Agreement shall be effective as of December 31, 2009 (the “Effective Date”).  Lead Lender and Borrower shall each individually be a “Party” and collectively, the “Parties”.

RECITALS

A.           Reference is made to that certain Loan Agreement dated as of June 19, 2007 (the “Loan Agreement”), by and among Borrower and Lead Lender, and the Promissory note issued thereunder by Borrower and made payable to Lead Lender dated as of June 19, 2007 in the principal sum of $6,864,000 (the “Borrower’s Note”) under which Lead Lender and certain other lenders has provided tax increment financing in connection with the development by Borrower of a 44 million gallon ethanol plant in the City of Atkinson (the “Facility”).  Unless otherwise defined, terms in this Agreement with an initial capital will have the meaning given such term in the Loan Agreement.

B.           Due to certain requirements and covenants of the Borrower under the Borrower’s Senior Credit Facility, Borrower has been prohibited from completing the transfer of funds to the Debt Service Reserve Fund sufficient to maintain balances required by the Loan Agreement.  The Borrower is presently negotiating with Borrower’s Senior Lender to make certain revisions to the Senior Credit Facility, and also to obtain a USDA Business and Industry Guaranty (the “B&I Guaranty”) of a new working capital facility to be provided by the Senior Creditor to support operations of the Facility.

C.           Lead Lender has requested that Borrower grant to Lead Lender, as security for the Borrower’s Note, a security interest in certain real property related to the Facility (such security interest to be subordinate to the interest granted to the Senior Lenders in connection with the Senior Credit Facility.)  Borrower and Lead Lender wish to cooperate in seeking the required consent of the Senior Lender for grant of such security interest and other amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lead Lender agree as follows:

1.           Pre-condition to Agreement.  As a pre-condition to Lead Lender entering into this Agreement, Borrower has agreed to authorize a transfer from the Debt Service Reserve Fund to satisfy the principal payment on the Borrower's Note due December 31, 2009.

2.           Consent.   Lead Lender acknowledges that Senior Lender consent is required for proposed changes to the Loan Agreement and the grant of any security interest in the Facility.  Borrower and Lead Lender agree to cooperatively seek the consent of Senior Lender to allow the amendments to the Loan Agreements listed on Exhibit A hereto.  Such amendments shall be upon mutually agreeable terms and subject to reasonable conditions set by the parties and the Senior Lender.

3.           Standstill.  In return for Borrower satisfying the payment described in Section 1 hereto and cooperating on revisions to , and so long as there is no other breach under the Loan Documents, other than Borrower’s inability to fulfill its obligations under Section 8 of the Loan Agreement and Section 4 of the Borrower’s Note, Lead Lender hereby agrees to forbear from exercising its rights and remedies under the Loan Document for a period beginning as of the Effective Date of this Agreement and ending the earlier of (a) March 31, 2010 and (b) 30 days following the approval of the B&I Guaranty (“Standstill Period”).

4.           Impact of Forbearance.  Lead Lender’s agreement to forbear under this Agreement shall not constitute an extension of the maturity date under the Loan Documents, a waiver of any defaults under the Loan Documents and except as specifically agreed to under the terms of this Agreement and for the term of this Agreement, Lead Lender shall at all times retain all rights and remedies available to it under the Loan Documents and applicable law.  Borrower agrees that the Loan shall remain due and payable subject to the terms of this Agreement.  Lead Lender’s agreement to forbear from exercising its remedies under the Loan Documents shall terminate upon the expiration of the Standstill Period under this Agreement.

5.           Reporting Requirements.  Borrower agrees to provide Lead Lender with all statements, reports, and certificates that Borrower is required to provide to the Senior Lender beginning on the Effective Date and lasting though the Standstill Period.  Moreover, Borrower shall deliver the required material to Lead Lender simultaneously with the Senior Lender.

6.           Default.  Beginning on the Effective Date and lasting though the Standstill Period, if any event occurs that causes a default under the Senior Creditor Facility (and is not cured in accordance with the Senior Creditor Facility), then Borrower will be deemed to have breached the Agreement.  Borrower agrees to immediately notify Lead Lender of any default under the Senior Credit Facility.

7.           Termination.   If Borrower liquidates, files for bankruptcy, or winds down at any point beginning on the Effective Date lasting through the Standstill Period, then Borrower shall be deemed to have breached the Agreement.

8.           Effect of Breach.  In the event Borrower breaches the Agreement, the Agreement shall terminate in all respects as of the date of such breach and Lead Lender shall thereafter have no further duties or obligations with respect to this Agreement.

9.           No Other Waivers of Amendments.  Except as provided herein, all of the terms, conditions, and provisions of the Loan Documents remain in full force and effect without modification and Borrower shall comply therewith.  This Agreement shall not be deemed to constitute a waiver or a cure of any events or default under the Loan Documents.

10.           Good Faith Consideration of Additional Amendments.  Notwithstanding Section 9 hereto, the Parties agree to negotiate in good faith such additional amendments as necessary to maintain the viability of the Borrower’s operation of the Facility.

11.           Multiple Counterparts and Facsimile Execution.  This Agreement may be executed in multiple counterparts originals, each of which shall constitute one and the same document and shall be deemed an original.  This Agreement may be executed by facsimile signatures which shall be deemed to have the same force and effect as an original signature.

12.           Authority.  By executing this Agreement, each of the undersigned represents that: (a) the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of the parties hereto, enforceable against such parties in accordance with its terms.

13.           Notices.  Any and all notices, requests, or other communications contemplated by or with respect to this Agreement shall be made in accordance with the Loan Documents.

14.           Governing Law.  This Agreement shall be governed as set forth in the Loan Documents.

15.           Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement this 31st day of December, 2009

LEAD LENDER:
ARBOR BANK

By: /s/ Jon R. Wilson

Name: Jon R. Wilson

Title:  Market President

BORROWER:
NEDAK ETHANOL, LLC

By: /s/ Jerome Fagerland

Name:  Jerome Fagerland

Title:  President and General Manager

                                                                                            S-1

Exhibit A

to

Forbearance Agreement

1)	NEDAK Deed of Trust in the amount of $2,400,000 to be executed in favor of TIF lenders after B&I Guaranty is received and related loan funded or in the event the B&I Guaranty is denied.

2)	NEDAK grants a security interest in all reserve funds established under the Loan Documents.

3)	Loan documents will be amended to:

a.
Reduce the interest rate from 9.5% to 6.0% on Borrower's Note beginning on January 1, 2010 and continuing three (3) years at which point the 9.5% interest rate will be reinstated.  Provided however, in the event of a default by the Borrower, the interest rate reduction shall immediately be terminated.

b.	Reduce Debt Service Reserve to an amount equal to 12 months of principal payment.

c.	Debt Service Reserve funding to be contingent on previous year profitability. Amount necessary to make one payment to be funded in January of each 2011 and 2012.

d.	Require the financial covenants and ratios to be commensurate with the financial covenants and ratios to be agreed upon with the Senior Lender.

                                                                                A-1